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                                                                     EXHIBIT 4.2

                                   EXHIBIT A

                                   AVAYA INC.
                      11.125% SENIOR SECURED NOTES DUE 2009

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE II OF THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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                                   AVAYA INC.

                                  $440,000,000

                      11.125% Senior Secured Notes due 2009

No. GN-01                                    CUSIP: 053499 AB 5
Issue Date: March 28, 2002                   ISIN:  US053499AB53

      AVAYA INC., a corporation incorporated under the laws of the State of Delaware, for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of FOUR HUNDRED AND FORTY MILLION DOLLARS
                        ($440,000,000) on April 1, 2009.

Interest
Payment Dates:   April 1 and October 1 of each year, commencing on October 1,
                 2002

Record Dates:    The March 15 or September 15, as the case may be,
                 immediately preceding the Interest Payment Date

Additional provisions of this Note are set forth on the reverse side of this Note.

Dated:_____________                                    AVAYA INC.

                                                       By
                                                           -------------------
                                                           Title:

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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Notes described in the within-mentioned Indenture (as defined on the reverse side of this Note).

                                             THE BANK OF NEW YORK,
                                             as Trustee,

                                             By
                                               -----------------------
                                               Authorized Signatory

Dated:

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                         [FORM OF REVERSE SIDE OF NOTE]

                      11.125% Senior Secured Notes due 2009

1.       Interest.


         AVAYA INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face of this Note at a rate of 11.125% PER ANNUM. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from March 28, 2002 through but excluding the date on which interest is paid. Interest shall be payable in arrears on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing October 1, 2002. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.       Method of Payment.

         The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of the Notes at the close of business on the March 15 and September 15, as the case may be, immediately preceding the relevant Interest Payment Date. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Company will pay principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, interest and premium, if any) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. At the Company's option, payments may be made by check mailed to the registered address of the Holder of the Note. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day.

3.       Paying Agent and Registrar.

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice (other than notice to the Trustee) except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

4.       Indenture.

         The Company issued the Notes under an indenture dated as of October 31, 2001 (the "Original Indenture"), between the Company and the Trustee, as supplemented by a second

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supplemental indenture, dated as of March 28, 2002 (the "Supplemental Indenture"
and together with the Original Indenture, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

         The Company may issue additional Notes of this series without consent from the Holders of the Notes. The Notes and any additional Notes of this series would be treated as a single class for all purposes under the Indenture.

         The Notes are senior secured obligations of the Company and will rank equal in right of payment with all of the Company's other existing and future unsubordinated indebtedness. The Notes are secured as provided in paragraph 10 below. The Company has agreed to comply with the affirmative and restrictive covenants contained in the Indenture.

5.       Redemption at the Option of the Company.

         On after April 1, 2006, the Company may redeem the Notes, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 1 of the following years:

             YEAR                                          PERCENTAGE
             ----                                          ----------
             2006..........................................105.563%
             2007..........................................102.781%
             2008..........................................100.000%

         In addition, before April 1, 2005, the Company may at its option, from time to time, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued at a redemption price (expressed as a percentage of principal amount) of 111.125%, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds from one or more sales of the Company's Capital Stock (other than Disqualified Stock); provided that (1) at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of each such redemption (other than the Notes held, directly or indirectly, by us or our Affiliates); and (2) each such redemption occurs within the 60 day period immediately succeeding after the date of the sale of such Capital Stock.

         A third party may make the offer and purchase of the Notes in lieu of the Company in accordance with the Indenture.

6.       Notice of Redemption.

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         Not more than 60 days nor less than 30 days immediately preceding a
Redemption Date, the Company shall mail a notice of redemption to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued interest on, all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, interest shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000.

7.       Purchase by the Company at the Option of the Holder.

         The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). In addition, the Indenture provides that, subject to certain conditions, the Company shall be required to use Net Available Cash from Asset Dispositions to make an offer to the Holders of the Notes to purchase all or a specified portion of the Notes at a purchase price of 100% of their principal amount. The Company shall be required to offer to purchase the Notes in accordance with the terms of the Indenture.

8.       Denominations; Transfer; Exchange.

         The Notes are in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

9.       Persons Deemed Owners.

         The registered Holder of this Note shall be treated as the owner of this Note for all purposes.

10.      Security

         The payment of principal, interest and premium, if any, on the Notes and the other obligations of the Company under the Notes and the Indenture will initially be secured by the Lien created by the Security Documents on certain of the Company's assets. The security interest in the collateral securing the notes will be subordinated to the security interest in the such collateral securing the Company's obligations to the lenders owing under the Credit Agreements and any other obligations of the Company owed to any lender (or its affiliate) that is a party to the Credit Agreements (including obligations under or in respect of letters of credit, hedging agreements, cash management agreements or otherwise). Such security interest is subject to the terms of Article IV of the Supplemental Indenture and the Security Documents.

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     The security interest in the collateral securing the notes shall terminate in the event that:

     (1) all of the obligations of the Company owed to the Holders under the Notes and the Indenture have been repaid in full; OR --

     (2) the Company's corporate credit is rated at least BBB by S&P and the Company's long-terms senior unsecured debt is rated at least Baa2 by Moody's, and to the extent Company's corporate credit rating is rated BBB by S&P or the Company's long-term senior unsecured debt is rated Baa2 by Moody's, such rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; OR

     (3) at least $400,000,000 of unsecured Indebtedness is outstanding or available under the Credit Agreements and no other Indebtedness is secured under the Credit Agreements, provided that the Company has entered into such Credit Agreements with a syndicate of no less than two commercial banking institutions for the primary purpose of obtaining bona fide unsecured financing for working capital, acquisitions, or general corporate purposes (which may include refinancing of existing indebtedness), and not for the sole purpose of terminating the security interest in the Collateral granted to the Collateral Trustee or the Trustee for the benefit of the Holders;

and, in the case of clause (ii) and (iii) above, the Company shall have delivered to the Trustee an Officers' Certificate in accordance with the terms of the Indenture. The Indenture will require the Company to create another security interest in the collateral to secure the Notes at or prior to the start of a new Security Period. So long as the Credit Agreements are secured, such subsequent security interest will also be subordinated to the security interest of such lenders (and their affiliates) in the collateral.

11.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to (i) cure any ambiguity, defect or inconsistency, provided that such amendment does not materially adversely affect the rights of any Noteholder, (ii) to evidence the succession of

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another person to the Company, and the assumption by such successor of the
Company's obligations under the Indenture and the Notes, (iii) secure the Company's obligations under this Note and the Indenture (iv) add to the Company's covenants for the benefit of the Noteholders, (v) make any change to comply with the TIA or comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA (vi) to provide for uncertificated Notes in addition to or in place of certificated Notes, (vii) to add guarantees with respect to the Notes or (viii) to make any change that does not adversely affect the rights of any Holders.

13.      Defaults and Remedies.

Under the Indenture, Events of Default include (i) a default for 30 days in payment of interest on the Notes; (ii) a default in payment of the principal or premium on the Notes at maturity, upon redemption, upon required purchase, upon acceleration or otherwise; (iii) a failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) a default by the Company or any Restricted Subsidiary in the payment of more than $100,000,000 of indebtedness at the maturity thereof (after giving effect to any applicable grace period) or the acceleration of indebtedness of more than $100,000,000, subject to notice and lapse of time;
(v) the occurrence of certain events of bankruptcy or insolvency; (vi) a failure to perfect the Liens created by the Security Documents (other than in accordance with the terms of the Security Documents) as provided in the Security Agreement;
(vii) in the event that the Noteholders are entitled to a security interest as provided by the Supplemental Indenture, (a) any time that the Lien created by the Security Documents ceases to constitute a valid and perfected Lien on, and security interest in, the Collateral (other than in accordance with the terms of any Intercreditor Agreement and this Indenture) in favor of the Trustee or any Collateral Trustee for the benefit of the Noteholders, free and clear of all other Liens (other than Permitted Liens), (b) any time that any of the relevant Security Documents shall for whatever reason be terminated or cease to be in full force and effect (other than in accordance with the terms of the Intercreditor Agreement and this Supplemental Indenture) or (c) any time that the Company and its subsidiaries shall not have entered into all necessary and applicable Security Documents to which they are a party as required by the Supplemental Indenture, subject to notice or lapse of time; or (viii) in the event that a Restricted Subsidiary of the Company issues a Subsidiary Guarantee as may be required under the terms of the Indenture, any time that a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture) and such default continues for 10 days after notice, or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

         If an Event of Default occurs and is continuing, the Trustee, or the Holders of not less than 25% of the aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will automatically result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority of the aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice

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of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

14.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      Authentication.

         This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the face of this Note.

16.      Abbreviations.

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17.      GOVERNING LAW.

         THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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               The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Avaya Inc.
               211 Mount Airy Road
               Basking Ridge, New Jersey 07920
               Attention: Chief Financial Officer

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                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

            I or we assign and transfer this Note to ___________________________
________________________________________________________________________________
(Insert assignee's social security or tax ID number) ___________________________
_______________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________

Date:                                   Your signature:
     -----------------------                           -------------------------
                                                       (Sign exactly as your
                                                       name appears on the other
                                                       side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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